Exhibit 10.1

ITC^DELTACOM, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

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	12.1.	Grant of Restricted Stock or Stock Units	16
	12.2.	Restrictions	16
	12.3.	Restricted Stock Certificates	16
	12.4.	Rights of Holders of Restricted Stock	17
	12.5.	Rights of Holders of Stock Units	17
	12.6.	Termination of Employment or Other Relationship for a Reason Other than Death or Disability	17
	12.7.	Rights in the Event of Death	18
	12.8.	Rights in the Event of Disability	18
	12.9.	Delivery of Shares and Payment Therefor	18
13.	STOCK APPRECIATION RIGHTS		19
	13.1.	Grant of Stock Appreciation Rights	19
	13.2.	Nature of a Stock Appreciation Right	19
	13.3.	Terms and Conditions Governing SARs	19
	13.4.	Transferability	19
	13.5.	Family Transfers	19
14.	UNRESTRICTED STOCK		20
15.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS		20
	15.1.	Performance Conditions	20
	15.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees	20
	15.3.	Written Determinations	22
	15.4.	Status of Section 15.2 Awards Under Code Section 162(m)	22
16.	PARACHUTE LIMITATIONS		22
17.	TERMINATION FOR CAUSE		23
18.	REQUIREMENTS OF LAW		24
	18.1.	General	24
	18.2.	Rule 16b-3	24
19.	AMENDMENT AND TERMINATION OF THE PLAN		25
20.	EFFECT OF CHANGES IN CAPITALIZATION		25
	20.1.	Capitalization Change	25
	20.2.	Reorganizations in Which the Company is the Surviving Corporation not Involving a Change of Ownership	26
	20.3.	Reorganization in Which the Company is not the Surviving Corporation or Involving a Change of Ownership; Sale of Assets or Stock	26
	20.4.	Adjustments	27
	20.5.	No Limitations on Company	27
21.	DISCLAIMER OF RIGHTS		27
22.	NONEXCLUSIVITY OF THE PLAN		28
23.	WITHHOLDING TAXES		28
24.	CAPTIONS		29
25.	OTHER PROVISIONS		29
26.	NUMBER AND GENDER		29
27.	SEVERABILITY		29
28.	GOVERNING LAW		29
29.	CODE SECTION 409A		29

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ITC^DELTACOM, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

ITC^DELTACOM, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated Stock Incentive Plan (the “Plan”) as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights and cash-based performance awards in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and all Service Providers (as defined herein) shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.	“Affiliate” of, or Person “affiliated” with, a Person means any company or other Person that controls, is controlled by or is under common control with such first Person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2.	“Annual Incentive Award” means a Grant made subject to the attainment of performance goals (as described in Section 15 hereof) over a performance period of up to one year (which shall be the Company’s fiscal year, unless otherwise specified by the Committee).

2.3.	“Award Agreement” means the stock option agreement, restricted stock agreement, stock unit agreement, stock appreciation right agreement or other written agreement between the Company and a Grantee that evidences and sets forth the terms and conditions of a Grant.

2.4.	“Board” means the Board of Directors of the Company.

2.5.	“Capitalization Change” means a transaction in which the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares of capital stock, exchange of shares of capital stock, stock dividend or other distribution payable in shares of capital stock, or other increase or decrease in shares of capital stock effectuated without receipt of consideration by the Company, which occurs after the Effective Date.

2.6.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7.	“Committee” means the Compensation Committee of the Board or other committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, at least two members of the Committee shall qualify in all respects as (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) “outside directors” for purposes of Code section 162(m) and (iii) “independent directors” as required by rules, regulations or practices promulgated by The NASDAQ Stock Market LLC or any other stock exchange or market on which the Stock is traded (but only to the extent so required), unless in the case of each of clauses (i), (ii) and (iii) the Board determines that satisfaction of such requirements is impracticable, unnecessary or inconsistent with contractual obligations of the Company.

2.8.	“Company” means ITC^DeltaCom, Inc., a Delaware corporation.

2.9.	“Corporate Transaction” means any of the following transactions: (i) the dissolution or liquidation of the Company; (ii) a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation; (iii) a sale of all or substantially all of the assets of the Company to another Person; or (iv) any other transaction (including a merger or reorganization in which the Company is the surviving corporation) that results in any Person, other than the Existing Stockholders, beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of all classes of voting securities of the Company.

2.10.	“Covered Employee” means a Grantee who is a Covered Employee within the meaning of Code section 162(m)(3).

2.11.	“Director” means a member of the Board.

2.12.	“Disability” means permanent and total disability as defined in Code section 22(e)(3).

2.13.	“Effective Date” means October 29, 2002.

2.14.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15.	“Executive Officer” means “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act.

2.16.	“Existing Stockholders” means the WCAS Securityholders and their Affiliates.

2.17.	“Fair Market Value,” the value of a share of Stock, determined as follows: with respect to any Grant Date or other date of determination, means the closing price of a share of Stock reported on the Stock Exchange on such Grant Date or other date of determination or, if no closing price was reported on such Grant Date or other date of determination, the closing price of a share of Stock reported on the Stock Exchange on the most recent trading date immediately preceding such Grant Date or other date of determination on which a closing price was so reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed or admitted to trading on more than one Stock Exchange, Fair Market Value means the closing price of a share of Stock reported on the Stock Exchange that trades the largest volume of shares of Stock on the applicable trading date. If the Stock is not at the time listed or admitted to trading on a Stock Exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of a share of Stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Stock in such market. If the Stock is not listed or admitted to trading on any Stock Exchange or traded in the over-the-counter market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code section 409A.

2.18.	“Governance Agreement” means the Amended and Restated Governance Agreement, dated as of July 25, 2005, as amended from time to time, among the Company, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and the other Persons listed on the signature pages thereto.

2.19.	“Grant” means an award of an Option, Restricted Stock, a Stock Unit, Unrestricted Stock, a Stock Appreciation Right, a Performance Award or an Annual Incentive Award under the Plan.

2.20.	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive an award or (iii) such other date as may be specified by the Board or such Committee.

2.21.	“Grantee” means a Person who receives or holds a Grant of an Option, Restricted Stock, a Stock Unit, a Stock Appreciation Right, Unrestricted Stock, a Performance Award or an Annual Incentive Award under the Plan.

2.22.	“Immediate Family Members” of a Grantee means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any individual sharing the Grantee’s household (other than a tenant or employee).

2.23.	“Incentive Stock Option” means an “incentive stock option” within the meaning of Code section 422.

2.24.	“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26.	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.

2.27.	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.28.	“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.29.	“Performance Award” means a Grant made subject to the attainment of performance goals (as described in Section 15 hereof) over a performance period of up to ten (10) years.

2.30.	“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock issuer, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

2.31.	“Plan” means this ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan, as amended from time to time.

2.32.	“Plan of Reorganization” means the Company’s plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on October 17, 2002 in In re ITC^DeltaCom, Inc. (Case No. 02-11848) (MFW)).

2.33.	“Reporting Person” means a Person who is required to file reports under Section 16(a) of the Exchange Act.

2.34.	“Restricted Period” means the period during which Restricted Stock or Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.35.	“Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 12 hereof that are subject to restrictions and to a risk of forfeiture.

2.36.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.37.	“Service Provider” means a consultant or adviser to the Company or a Subsidiary, a manager of the properties or affairs of the Company or a Subsidiary, or other similar service provider or Affiliate of the Company or a Subsidiary, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.38.	“Stock” means the common stock, par value $0.01 per share, of the Company.

2.39.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 13 hereof.

2.40.	“Stock Exchange” means the OTC Bulletin Board, The NASDAQ Stock Market LLC and any other established national or regional stock exchange on which the Stock is listed or admitted to trading.

2.41.	“Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.42.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code section 424(f).

2.43.	“Successor” means any corporation that is a successor corporation to the Company in a transaction described in Section 20.3 hereof, and any parent or subsidiary corporation thereof.

2.44.	“Unrestricted Stock” means an award of Stock granted to a Grantee pursuant to Section 14 hereof.

2.45.	“WCAS Securityholders” means, collectively, (i) WCAS Capital Partners III, L.P., (ii) Welsh, Carson, Anderson & Stowe VIII, L.P., (iii) WCAS Information Partners, L.P., (iv) each of the individual investors, trusts and other Persons that executed the Governance Agreement as “WCAS Securityholders,” (v) the Affiliates of any of the persons referred to in clauses (i), (ii), (iii) and (iv) above, (vi) the related persons of any of the persons referred to in clauses (i), (ii), (iii) and (iv) above and (vii) the WCAS Securityholder Permitted Transferees.

2.46.	“WCAS Securityholder Permitted Transferees” means the individuals who are the heirs, executors, administrators, testamentary trustees, legatees, beneficiaries, spouses or lineal descendants of any of the WCAS Securityholders who are natural persons.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an Executive Officer; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period.

3.2.	Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 hereof and in other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws and applicable law. In the event of any such delegation to a Committee, and as the context requires, reference in this Plan to the Board shall be a reference to the Committee. In the event that the Plan, any Grant or any Award Agreement provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by law, the Committee may delegate the authority delegated to it by the Board under the Plan to a member of the Board or an Executive Officer; provided, however, that, unless otherwise provided by the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants during any fiscal period.

3.3.	Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the types of Grants to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant, including, without limitation, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including any lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, the treatment of a Grant in the event of a Corporate Transaction, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options, (v) to prescribe the form of each Award Agreement evidencing a Grant, (vi) to make Grants alone, in addition to, in tandem with, or in substitution or exchange for any other Grant or any other award granted under another plan of the Company or a Subsidiary, and (vii) to amend, modify or supplement the terms of any outstanding Grant. Such authority shall specifically include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States of America to recognize differences in local law, tax policy or custom. As a condition to any subsequent Grant, the Board shall have the right, in its sole discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the subsequent Grant is made. The Board’s authority pursuant to this Section 3.3 shall include the authority, with the consent of the affected Grantee, to cancel any Option or other Grant and to substitute a new Option or other Grant covering the same or a different number of shares of Stock and with the same or different vesting schedule and other terms. Without limiting the generality of the foregoing, in the case of a substitute Option, the new Option may have the same, a higher or a lower Option Price. Notwithstanding anything in the Plan to the contrary, the Option Price of an Option or the grant price of an SAR that is an award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate thereof or with which the Company or any Affiliate thereof combines, may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code section 424 and the regulations thereunder, as modified by Code section 409A and the regulations thereunder with respect to Non-qualified Stock Options and SARs. The Board’s authority pursuant to this Section 3.3 shall include the authority to implement an exchange of Grants by means of an exchange offer.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including the converting of such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code section 409A.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Aggregate Limitation.

Subject to adjustment as provided in Section 20 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be six million three hundred and five thousand three hundred thirty-four (6,305,334) shares, which may be authorized but unissued shares, treasury shares, or issued and outstanding shares that are purchased in the open market or otherwise. Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If any Option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option or a stock option under any prior plan of the

Company as herein described, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another Person shall not reduce the maximum number of shares available for issuance under the Plan.

4.2.	Other Plan Limits.

Subject to adjustment as provided in Section 20 hereof, the maximum number of shares of Stock that may be delivered through Options intended to be Incentive Stock Options shall be three million six hundred fifty thousand (3,650,000) shares.

4.3.	Payment Shares.

Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Board may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any Person acquired by the Company, and such shares of Stock used as such payment shall not count against the limitation on the maximum number of shares specified in Section 4.1 hereof.

4.4.	Application of Aggregate Limitation.

The Board may adopt reasonable counting procedures to ensure appropriate counting, to avoid double counting (as, for example, in the case of tandem or substitute awards) and to make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

4.5.	Per-Grantee Limitation.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)	in any fiscal year, no Person eligible for a Grant under Section 6 hereof may be awarded Options for purposes of the Plan exercisable for greater than one million (1,000,000) shares of Stock (subject to adjustment as provided in Section 20 hereof);

(ii)	in any fiscal year, the maximum number of shares of Restricted Stock that may be awarded under the Plan (including for this purpose any shares of Stock represented by Stock Units) to any Person eligible for a Grant under Sections 12 and 14 hereof is one million (1,000,000) shares for purposes of the Plan (subject to adjustment as provided in Section 20 hereof);

(iii)	in any fiscal year, the maximum number of shares of Stock that may be the subject of SARs awarded to any Grantee under Section 13 hereof is five hundred thousand (500,000) shares for purposes of the Plan (subject to adjustment as provided in Section 20 hereof); and

(iv)	the maximum amount that may be earned as an Annual Incentive Award or other cash Grant in any fiscal year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Grant in respect of a performance period by any one Grantee shall be $5,000,000.

4.6.	Book Entry.

Notwithstanding any other provision of the Plan to the contrary, the Company may, in its sole discretion, use the book-entry method of recording Stock ownership in lieu of issuing certificates evidencing Stock ownership for any purpose under the Plan.

5.	EFFECTIVE DATE AND TERM OF THE PLAN

5.1.	Effective Date.

The Plan was effective as of the Effective Date. The Plan as herein amended and restated was effective as of February 6, 2008 (the “Amendment and Restatement Date”).

5.2.	Term.

The Plan shall terminate ten years after the Amendment and Restatement Date.

6.	PERMISSIBLE GRANTEES

6.1.	Employees and Service Providers.

Subject to the provisions of Section 7 hereof, Grants may be made under the Plan to (i) any employee of the Company or a Subsidiary, including any such employee who is an officer or director of the Company, (ii) an Outside Director, (iii) a Service Provider or employee of a Service Provider who provides, or who has provided, services to the Company or any Subsidiary, and (iv) any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company, as the Board shall determine and designate from time to time.

6.2.	Multiple Grants.

An eligible Person may receive more than one Grant, subject to such restrictions as are provided in the Plan.

7.	LIMITATIONS ON GRANTS OF INCENTIVE STOCK OPTIONS

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or a Subsidiary, (ii) to the extent specifically provided in the related Award Agreement and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

8.	AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements issued from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed to be Non-qualified Stock Options.

9.	OPTION PRICE

The Option Price of each Option shall be no less than the Fair Market Value of a share of Stock on the Grant Date and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code sections 422(b)(6) and 424(d) (relating to ownership of more than 10% of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock. Notwithstanding the foregoing, the Options for 666,667 shares of Stock granted by the Company pursuant to the Plan of Reorganization shall have the Option Prices set forth in the Plan of Reorganization and shall be Non-qualified Stock Options.

10.	VESTING, TERM AND EXERCISE OF OPTIONS

10.1.	Vesting and Option Period.

Subject to Sections 10.2 and 20 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code sections 422(b)(6) and 424(d) (relating to ownership of more than 10% of the Company’s outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

10.3.	Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

10.4.	Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death or Disability, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall, subject to Section 17 hereof, terminate at the close of business upon the expiration of three months following the Grantee’s termination of employment or other relationship (or, if such day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon such termination of an Option or portion thereof, the

Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final, binding and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director. Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final, binding and conclusive.

10.5.	Rights in the Event of Death.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, if a Grantee dies while employed by or providing services to the Company or a Subsidiary, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of such Grantee’s death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of any Option pursuant to Section 10.2 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6.	Rights in the Event of Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, if a Grantee’s employment or other relationship with the Company or a Subsidiary is terminated by reason of the Disability of such Grantee, such Grantee’s Options that have not previously terminated shall fully vest, and shall be exercisable for a period of one year after such termination of employment or other relationship, subject to earlier termination of such Options as provided in Section 10.2 hereof. Whether a termination of employment or other relationship is considered to be by reason of Disability for purposes of the Plan shall be determined by the Board, whose determination shall be final, binding and conclusive.

10.7.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option granted pursuant to the amended and restated Plan be exercised, in whole or in part, ten years following the date upon which any Option is granted, or after the occurrence of an event referred to in Section 20 hereof which results in termination of the Option.

10.8.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (a) in cash or in cash equivalents acceptable to the Company; (b) to the extent permitted by law and at the Board’s discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in clauses (a) and (b) above.

Except as otherwise provided in the applicable Award Agreement as approved by the Board, and subject to the limitation provided in the last sentence of this paragraph with regard to the Company’s Executive Officers and Directors, if at the time of exercise the Stock is publicly traded on the OTC Bulletin Board, The NASDAQ Stock Market LLC, another established securities exchange or any other market, the Grantee may exercise an Option by delivering a written direction to the Company that such Option will be exercised pursuant to a “cashless” exercise/sale procedure (pursuant to which funds to pay for exercise of the option shall be delivered to the Company by a broker upon receipt of stock certificates from the Company) or a “cashless” exercise/loan procedure (pursuant to which the Grantee shall obtain a margin loan from a broker to fund the exercise). Such a procedure shall be effectuated through a licensed broker acceptable to the Company. The certificate or certificates for the shares of Stock for which the Option is exercised shall be delivered to such broker as the agent for the individual exercising such Option and the broker shall deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of such Option, plus the amount (if any) of federal and other taxes that the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

Any attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

10.9.	Rights as a Stockholder; Dividend Equivalents.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 20 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Board may, on such conditions as it deems appropriate, provide that a Grantee shall receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limiting the generality of the foregoing, the Board may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

10.10.	Delivery of Stock Certificates.

After the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to such Option.

11.	TRANSFERABILITY OF OPTIONS

11.1.	General Rule.

Except as provided in Section 11.2 hereof, during the lifetime of a Grantee, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2 hereof, no Option shall be assignable or transferable by the Grantee to whom such Option is granted, other than by will or the laws of descent and distribution.

11.2.	Family Transfers.

To the extent permitted by the Board and under such terms and conditions as may be imposed by the Board, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) any trust in which Immediate Family Members have more than 50% of the beneficial interest, (iii) any foundation in which Immediate Family Members (or the Grantee) control the management of the assets or (iv) any other entity in which Immediate Family Members (or the Grantee) own more than 50% of the voting interests; provided that (a) there may be no consideration for any such transfer, and (b) subsequent transfers of transferred Options or transfers of an interest in a trust, foundation or other entity to which an Option has been transferred, except those transfers effectuated in accordance with this Section 11.2 or by will or the laws of descent and distribution, are prohibited. Following such transfer, any such Option shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to such transfer, provided that, for purposes of this Section 11.2, the term “Grantee” shall be deemed to refer to the transferee of such Option. The events of termination of employment or other relationship referred to in Section 10.4 hereof shall continue to be applicable with respect to the original Grantee, following which events the applicable Option shall be exercisable by the transferee thereof only to the extent and for the periods specified in Section 10.4, 10.5 or 10.6 hereof.

11.3.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days thereof.

12.	RESTRICTED STOCK AND STOCK UNITS

12.1.	Grant of Restricted Stock or Stock Units.

The Board from time to time may grant Restricted Stock or Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2.	Restrictions.

At the time a Grant of Restricted Stock or Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Stock Units. Each Grant of Restricted Stock or Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units. Subject to Section 15 hereof, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or any portion of the Restricted Stock or Stock Units. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

12.3.	Restricted Stock Certificates.

Promptly after the Grant Date, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to such Grantee. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends complying with the applicable securities laws and regulations and making appropriate reference to the restrictions imposed under the Plan and such Award Agreement.

12.4.	Rights of Holders of Restricted Stock.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, holders of shares of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions which are applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5.	Rights of Holders of Stock Units.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

12.6.	Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death or Disability, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Grant, including, without limitation, any right to vote such Restricted Stock or any right to receive dividends with respect to Restricted Stock or Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final, binding and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director.

Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final, binding and conclusive.

12.7.	Rights in the Event of Death.

If a Grantee dies while employed by the Company, a Subsidiary or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Stock Units granted to such Grantee shall fully vest on the date of death unless provided otherwise in the applicable Award Agreement relating to such Restricted Stock or Stock Units as approved by the Board. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8.	Rights in the Event of Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, if a Grantee’s employment or other relationship with the Company, a Subsidiary or a Service Provider, or service as a Service Provider, is terminated by reason of the Disability of such Grantee, such Grantee’s then unvested Restricted Stock or Stock Units shall be fully vested.

12.9.	Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Stock Units shall lapse, and, unless otherwise provided in the applicable Award Agreement relating to such Restricted Stock or Stock Units as approved by the Board, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the purchase price, if any, specified in such Award Agreement, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. In the discretion of the Board, if the purchase price is par value for the Restricted Stock or Stock Units, such purchase price may be deemed paid in consideration for past or future Services rendered to the Company or an Affiliate.

13.	STOCK APPRECIATION RIGHTS

13.1.	Grant of Stock Appreciation Rights.

The Board may from time to time grant SARs to persons eligible to receive grants under Section 6 hereof, subject to the provisions of this Section 13 and to such restrictions, conditions and other terms as the Board may determine.

13.2.	Nature of a Stock Appreciation Right.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one share of Stock on the date of exercise over (y) the grant price of the SAR, as determined by the Board. Unless the Board provides otherwise in the Award Agreement, the grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

13.3.	Terms and Conditions Governing SARs.

The Board shall determine at the Grant Date or thereafter (i) the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), (ii) the time or times at which and the circumstances under which an SAR shall cease to be exercisable, (iii) the method of exercise, (iv) the method of settlement, (v) the form of consideration payable in settlement, (vi) whether or not an SAR shall be in tandem or in combination with any other Grant, and (vii) any other terms and conditions of any SAR.

13.4.	Transferability.

Except as provided in Section 13.5 hereof, during the lifetime of a Grantee, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise an SAR. Except as provided in Section 13.5 hereof, no SAR shall be assignable or transferable by the Grantee to whom such SAR is granted, other than by will or the laws of descent and distribution.

13.5.	Family Transfers.

To the extent permitted by the Board and under such terms and conditions as may be imposed by the Board, a Grantee may transfer all or part of an SAR to (i) any Immediate Family Member, (ii) any trust in which Immediate Family Members have more than 50% of the beneficial interest, (iii) any foundation in which Immediate Family Members (or the Grantee) control the management of the assets or (iv) any other entity in which Immediate Family Members (or the Grantee) own more than 50% of the voting interests; provided that (a) there may be no consideration for any such transfer, and (b) subsequent transfers of transferred SARs or transfers of an interest in a trust, foundation or other entity to which an SAR has been transferred, except those transfers effectuated in accordance with this Section 13.5 or by will or the laws of descent and distribution, are prohibited. Following such transfer, any such SAR shall continue to be subject to the same terms and conditions that were applicable to such SAR immediately prior to such transfer, provided that, for purposes of this Section 13.5, the term “Grantee” shall be deemed to refer to the transferee of such SAR.

14.	UNRESTRICTED STOCK

The Board may, in its sole discretion, grant Stock (or authorize the Company to sell Stock at par value or such other higher purchase price determined by the Board) free of restrictions other than those required under federal or state securities laws (“Unrestricted Stock”) to persons eligible to receive grants under Section 6 hereof. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to the Grantee thereof.

15.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

15.1.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of a Grant, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 15.2 hereof in the case of a Performance Award or an Annual Incentive Award intended to qualify under Code section 162(m). If and to the extent required under Code section 162(m), any power or authority relating to a Performance Award or an Annual Incentive Award intended to qualify under Code section 162(m) shall be exercised by the Committee and not the Board.

15.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award or an Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code section 162(m), the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2. The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this

Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee shall result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries, business units or business lines of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense and taxes; (vi) earnings before interest expense, taxes, depreciation and amortization and/or other items designated by the Committee; (vii) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (viii) operating margin; (ix) earnings per share; (x) return on equity; (xi) return on capital; (xii) return on investment; (xiii) operating earnings; (xiv) working capital; (xv) revenue; (xvi) financial ratios as provided in the Company’s credit agreements; (xvii) minimum cash and cash equivalents, whether restricted or unrestricted; (xviii) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (xix) working capital targets; (xx) completion of acquisitions of businesses or companies; (xxi) completion of divestitures and asset sales; (xxii) cost savings in connection with acquisitions of businesses or companies; and (xxiii) any combination of the foregoing business criteria.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards and (ii) the day on which 25% of any performance period applicable to such awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code section 162(m). The Committee may establish a Performance Award or an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards. Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code section 162(m). To the extent required to comply with Code section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4.	Status of Section 15.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof which are granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Award or Annual Incentive Award does not comply or is inconsistent with the requirements of Code section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements or regulations.

16.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Code section 280G(c)), any Grant and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code section 280G(b)(2) as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan and all other rights, payments or benefits to or for the

Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 16, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment; provided, however, that in order to comply with Code section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent practicable.

17.	TERMINATION FOR CAUSE

If a Grantee’s employment with the Company or an Affiliate is terminated for Cause (as defined in this Section 17), all vested and unvested Options and SARs held by the Grantee shall terminate immediately. In addition, upon a termination for Cause, the Grantee shall forfeit to the Company an amount equal to the aggregate gain the Grantee recognized pursuant to the vesting or exercise of Grants during the twelve (12) month period preceding the Grantee’s termination of employment (the “Look-back Period”). For this purpose, the aggregate gain recognized by the Grantee shall be equal to the sum of the following: (i) the aggregate spread value of all Options and SARs exercised by the Grantee (including Options and SARs exercised by a family member or family trust) during the Look-back Period, in which the spread value is the difference between the Fair Market Value of the Stock on the date of the Option or SAR exercise and the Option Price or SAR exercise price; (ii) the aggregate value of all shares of Restricted Stock owned by the Grantee that vested during the Look-back Period, minus the purchase price, if any, of such shares of Restricted Stock; and (iii) the aggregate value of all shares of Stock or cash delivered to the Grantee pursuant to Grants of Stock Units or Unrestricted Stock during the Look-back Period. “Cause” means, as determined by the Board and unless otherwise provided in an applicable employment agreement between the Grantee and the Company or an Affiliate (whether or not such employment agreement is effective before the Effective Date), (a) the Grantee’s gross negligence or willful misconduct in connection with the performance of the Grantee’s duties, (b) the Grantee’s conviction of a criminal offense (other than minor traffic offenses) or (c) the Grantee’s material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement between the Grantee and the Company or an Affiliate. Any amount required to be paid by the Grantee to the Company pursuant to this Section 17 shall be reduced by any amount repaid by the Grantee to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

18.	REQUIREMENTS OF LAW

18.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other Person exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant on The NASDAQ Stock Market LLC or any other securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other Person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effectuated or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other Person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or an SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law but only if deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons of the Company.

19.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been awarded. Except as permitted under Section 20 hereof, no amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under any Grant previously awarded under the Plan. However, with the consent of the Grantee, the Board may amend any outstanding Award Agreement in a manner not inconsistent with the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when the Board adopts such amendments. Unless otherwise determined by the Board, amendments requiring stockholder approval shall become effective when the Board adopts such amendments, but no Incentive Stock Option issued after the date of any such amendment may be exercised (unless the Option could have been exercised without regard to the amendment) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within one year after the Board’s adoption of such amendment, any Incentive Stock Option granted on or after the date of such amendment shall be canceled to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option. No awards shall be made after termination of the Plan.

20.	EFFECT OF CHANGES IN CAPITALIZATION

20.1.	Capitalization Change.

Subject to Section 20.2 hereof, if there is a Capitalization Change, (i) a proportionate adjustment shall be made in the number and kind of shares which may be delivered under Section 4 hereof and in the Grant limits under Section 4 hereof and (ii) such adjustment shall be made in the number and kind of and price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights. Without limiting the generality of the foregoing, the Company shall adjust the number of shares of Stock subject to outstanding Grants and shall use its reasonable efforts otherwise to adjust such outstanding Grants so that the proportionate interest of the holder of such Grants immediately after a Capitalization Change shall be substantially the same as immediately before such Capitalization Change. Any adjustment in outstanding Grants shall not change the aggregate exercise price, if any, payable with respect to shares subject to the unexercised portion of such Grants, but shall include a proportionate adjustment in the exercise price per share of such Grants. In making adjustments under this Section 20.1, the Company shall follow the rules of Code section 424(a) and the regulations under that section (whether or not any Option is an Incentive Stock Option).

20.2.	Reorganizations in Which the Company is the Surviving Corporation not Involving a Change of Ownership.

If the Company is the surviving corporation in any reorganization, merger or consolidation that is not a Corporate Transaction, any Option or SAR granted under the Plan shall apply to the securities that a holder of the number of shares of Stock subject to such Option or SAR would have been entitled to receive immediately following the transaction if the Grantee had exercised such Option or SAR in full immediately before the transaction, with an adjustment of the Option Price of such Option or exercise price per share of such SAR so that the aggregate exercise price of such Option or SAR shall not change. In making adjustments under this Section 20, the Company shall follow the rules of Code section 424(a) and the regulations under that section (whether or not the Option is an Incentive Stock Option) and Code section 409A and the regulations thereunder. In the event of a transaction described in this Section 20.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

20.3.	Reorganization in Which the Company is not the Surviving Corporation or Involving a Change of Ownership; Sale of Assets or Stock.

Upon the occurrence of any Corporate Transaction, the Plan and all outstanding Options and SARs shall terminate, unless the Company or its Successor agrees in writing in connection with the Corporate Transaction to continue the Plan and/or to assume the Options and SARs or to substitute new Options and SARs covering the capital stock of a Successor and to make appropriate equitable adjustments in the number and kind of shares covered by the Options and SARs and the exercise prices of the Options and SARs, in which event the Plan, Options and SARs shall continue on such basis. If the Options, SARs and the Plan are terminated under this Section 20: (i) the vesting of all outstanding Options and SARs shall be accelerated as if each individual holding an outstanding Option or SAR had been employed or provided services for an additional twelve (12) months at the time of such termination; and (ii) each individual holding an outstanding Option or SAR shall be entitled to exercise such Option or SAR, to the extent such Option or SAR is vested, for at least 30 days before the Option or SAR terminates, except that the Board may impose reasonable limitations on a Grantee’s right to exercise an unvested Option or SAR to the extent necessary to avoid the penalty tax that Code section 4999 imposes on excess parachute payments. The Board may provide for additional accelerated vesting in the event of a termination under this Section 20 in an Award Agreement or an applicable employment agreement between the Grantee and the Company or an

Affiliate (whether or not such employment agreement is effective before the Effective Date). The Board shall send written notice of a Corporate Transaction that will result in such a termination to all individuals who hold Options or SARs not later than the time when the Company mails notice of the proposed transaction to its stockholders. Unvested shares of Restricted Stock and unvested Stock Units shall not become vested or forfeited in the case of a Corporate Transaction unless otherwise provided in the Award Agreement with respect to such shares of Restricted Stock or Stock Units or in an applicable employment agreement between the Grantee and the Company or an Affiliate (whether or not such employment agreement is effective before the Effective Date). The treatment of Performance and Annual Incentive Awards in the case of a Corporate Transaction shall be set forth in the applicable Award Agreement.

20.4.	Adjustments.

The Board shall make the adjustments to the Stock or securities under this Section 20, and the Board’s reasonable determination in that respect shall be final, binding and conclusive. Neither the Company nor any Successor shall be required to issue any fractional shares of Stock or units of other securities, and any fractions resulting from any adjustment shall be eliminated in each case by rounding upward to the nearest whole share or unit (except that such rounding shall be downward in the case of an Incentive Stock Option).

20.5.	No Limitations on Company.

The awarding of Grants pursuant to the Plan shall not affect or limit in any way the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of the Company’s capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of the Company’s business or assets, without the consent of any Grantee.

21.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company, a Subsidiary or a Service Provider either to increase or decrease the compensation or other payments to any Grantee at any time, or to terminate any employment or other relationship between any Grantee and the Company or any Affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of such Option or SAR.

22.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

23.	WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Stock Units or upon the exercise of an Option or SAR or the grant of Unrestricted Stock. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or such Subsidiary, as the case may be, any amount that the Company or such Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or such Subsidiary, which may be withheld by the Company or such Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or such Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 23 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The maximum number of shares of Stock that may be withheld from any award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such award or payment of shares pursuant to such award, as applicable, may not exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

24.	CAPTIONS

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

25.	OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

26.	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

27.	SEVERABILITY

If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

28.	GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof), other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants hereunder to the substantive laws of any other jurisdiction.

29.	CODE SECTION 409A

The Board intends to comply with Code section 409A, or an exemption to Code section 409A, with regard to awards hereunder that constitute nonqualified deferred compensation within the meaning of Code section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code section 409A as a result of any provision of any award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * * *

The Plan was duly adopted and approved by the Board of Directors of the Company as of October 29, 2002. The Plan was amended and restated effective October 28, 2003 and, as amended and restated effective October 28, 2003, was duly approved by the stockholders of the Company on December 18, 2003. The Plan was amended and restated effective on November 7, 2006 and on February 6, 2008.

/s/ J. Thomas Mullis
Secretary